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                                                                    Exhibit 4.10


                             GIANT INDUSTRIES, INC.

                                       AND

                            THE SUBSIDIARY GUARANTORS

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                         DATED AS OF _____________, 2004

















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                                TABLE OF CONTENTS

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
ARTICLE I.        DEFINITIONS...................................................................................        1

         Section 1.01.         Certain Terms Defined in the Indenture...........................................        1
         Section 1.02.         Definitions......................................................................        1

ARTICLE II.       FORM AND TERMS OF THE NOTES...................................................................       14

         Section 2.01.         Terms of the Notes...............................................................       14
         Section 2.02.         Events of Default................................................................       15
         Section 2.03.         Covenants........................................................................       15
         Section 2.04.         Consolidation, Merger, Sale or Conveyance........................................       23
         Section 2.05.         Application of Article III of the Indenture Regarding Redemption of Notes........       23
         Section 2.06.         Application of Article X of the Indenture Regarding Sinking Funds................       24
         Section 2.07.         Subsidiary Guarantees............................................................       24

ARTICLE III.      MISCELLANEOUS.................................................................................       35

         Section 3.01.         Governing Law; Waiver of Jury Trial..............................................       35
         Section 3.02.         Separability.....................................................................       35
         Section 3.03.         Ratification.....................................................................       36
         Section 3.04.         Effectiveness....................................................................       36

EXHIBIT

         EXHIBIT A - Form of __% Senior Subordinated Note due 2014..............................................       A-1

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         FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of _______________, 2004, among Giant Industries, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors listed as signatories hereto, and The Bank of New York, a New York banking corporation, as Trustee ("Trustee").

                                    RECITALS

         The Company, Trustee and the Subsidiary Guarantors executed and delivered an Indenture, dated as of _______, 2004 (the "Base Indenture" and, as supplemented by this First Supplemental Indenture, the "Indenture"), to provide for the issuance by the Company from time to time of Notes to be issued in one or more series as provided in the Indenture.

         The issuance and sale of $150 million aggregate principal amount of a new series of the Company's ___% Senior Subordinated Notes due _____, 2014 guaranteed by the Subsidiary Guarantors (the "Notes") have been authorized by resolutions adopted by the Board of Directors of the Company and the Subsidiary Guarantors on _______, 2004.

         The Company desires to issue and sell $150 million aggregate principal amount of the Notes on the date hereof, with the terms set forth in this Indenture.

         All things necessary to make this First Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereby enter into this First Supplemental Indenture, and covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.01. Certain Terms Defined in the Indenture. All capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

         Section 1.02. Definitions.

              (a) Except as may be provided in a future supplemental indenture, for the benefit of the Holders of all Notes, Section 1.01 of the Indenture shall be amended by adding or superceding the following definitions:

         "Asset Sale" means any sale, capitalized lease (within the meaning of GAAP), transfer, exchange or other disposition (or series of related sales, capitalized leases, transfers, exchanges or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), or of property or assets or any interests therein (each referred to for purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than, (i) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or a Restricted Subsidiary, (ii) a sale of inventory or hydrocarbons or other products (including both


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crude oil and refined products), in each case in the ordinary course of business of the Company's or a Restricted Subsidiary's operations, (iii) the merger or consolidation of, or the disposition of all or substantially all of the assets of the Company made in compliance with Section 5.01, (iv) the merger or consolidation of a Restricted Subsidiary made in compliance with Section 12.02(b)(i)(A), (v) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, (vi) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements, (vii) a Restricted Payment that is permitted by Section 4.08, and (viii) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Facility" means a revolving credit and/or letter of credit and/or bankers' acceptance facility the proceeds of which are used for working capital and other general corporate purposes existing on the Issue Date or entered into after the Issue Date by one or more of the Company and its Restricted Subsidiaries and one or more financial institutions, as amended, extended or refinanced from time to time.

         "Borrowing Base" means, as of any date, an amount equal to the sum of
(i) 85% of the book value of all accounts receivable owned by the Company and its Restricted Subsidiaries (excluding any accounts receivable from an Affiliate of the Company or that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) and (ii) 60% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

         "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change of Control" means any event or series of events by which:

                  (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 50% or more of the total voting power of the Voting Stock of the Company;

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                  (ii) the Company consolidates with or merges or amalgamates with or into another Person or conveys, transfers, or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation which is not Disqualified Stock and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction;

                  (iii) the stockholders of the Company approve any plan of liquidation or dissolution of the Company; or

                  (iv) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (or whose appointment or nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Change of Control Notice" has the meaning assigned to such term in
Section 4.15(b).

         "Change of Control Offer" has the meaning assigned to such term in
Section 4.15(a).

         "Change of Control Payment Date" has the meaning assigned to such term in Section 4.15(a).

         "Consolidated Coverage Ratio" means, for any Reference Period, the ratio on a pro forma basis of (i) Consolidated EBITDA for the Reference Period to (ii) Consolidated Interest Expense for such Reference Period; provided that, in calculating Consolidated EBITDA and Consolidated Interest Expense (A) with respect to any acquisition or disposition which occurs during the Reference Period or subsequent to the Reference Period and on or prior to the date giving rise to the need to calculate the Consolidated Coverage Ratio (the "Determination Date"), such acquisition or disposition shall be assumed to have occurred on the first day of the Reference Period, (B) with respect to the incurrence of any Indebtedness (including the Notes) during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date, the incurrence of such Indebtedness shall be assumed to have occurred on the first day of such Reference Period, (C) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Determination Date shall be assumed to have been repaid as of the first day of such Reference Period, (D) the Consolidated Interest Expense attributable to interest or dividends on any Indebtedness bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Determination Date were the average rate in effect during the entire Reference Period, and (E) in determining the amount of Indebtedness pursuant to
Section 4.07, the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Coverage Ratio and, to the extent the net proceeds from

                                       3


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the incurrence or issuance thereof are used to retire Indebtedness, the application of the proceeds therefrom, shall be assumed to have occurred on the first day of the Reference Period.

         "Consolidated EBITDA" means, for any Reference Period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such Reference Period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (i) all income taxes of the Company and its Restricted Subsidiaries paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary gains or losses), (ii) all interest expense of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (including amortization of original issue discount and other non-cash interest expense), (iii) depreciation and depletion of the Company and its Restricted Subsidiaries, (iv) amortization of the Company and its Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs, (v) other non-cash charges (excluding any such non-cash charges to the extent they require an accrual of, or a reserve for, cash charges for any future periods) to the extent such non-cash charges are deducted in connection with the determination of Consolidated Net Income minus non-cash items increasing such Consolidated Net Income and (vi) extraordinary losses to the extent deducted in connection with the determination of Consolidated Net Income.

         "Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, for any Reference Period, the aggregate amount (without duplication) of (i) interest expensed or capitalized in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries, including (A) amortization of original issue discount on any Indebtedness, (B) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, and (C) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing and currency and interest rate swap arrangements, in each case to the extent attributable to such Reference Period, and (ii) dividend requirements of the Company and its Restricted Subsidiaries with respect to Disqualified Stock of the Company or its Restricted Subsidiaries, whether in cash or otherwise (except dividends paid solely in shares of Qualified Stock of the Company), paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by the difference of one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the four quarters immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such Reference Period and excluding items eliminated in consolidation. For purposes of this definition, (i) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (ii) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of the Company of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that (i) the net income for

                                       4


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such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends, payments or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person in such period;
(ii) the net income for such period of any Restricted Subsidiary of the Company that is subject to any Payment Restriction will be included only to the extent of the amount of dividends, payments or distributions which (A) are actually paid by such Restricted Subsidiary in such period to the Company (or another Restricted Subsidiary which is not subject to a Payment Restriction) and (B) are not in excess of the amount which such Restricted Subsidiary would be permitted to pay to the Company (or another Restricted Subsidiary which is not subject to a Payment Restriction) in any future period under the Payment Restrictions applicable to such Restricted Subsidiary, assuming that the net income of such Restricted Subsidiary in each future period is equal to the net income for such Restricted Subsidiary for such period; and (iii) the following will be excluded:
(A) any net gain on the sale or other disposition by the Company or any of its Restricted Subsidiaries of assets (other than a sale of inventory or hydrocarbons or other products (including both crude oil and refined products), in each case in the ordinary course of business of the Company's operations) and of the Capital Stock of any Restricted Subsidiary of the Company, (B) the net income (or loss) of any other Person acquired by the Company or any Restricted Subsidiary prior to the date of such acquisition, (C) extraordinary gains, and
(D) the $5.4 million reserve recorded in 2001 for a related party note and interest thereon.

         "Consolidated Net Tangible Assets" means, as of any date, the total assets of the Company and its Restricted Subsidiaries on a consolidated basis as of such date (less applicable reserves and other items properly deductible from total assets) and after deducting therefrom: (i) total liabilities and total capital items as of such date except the following: items constituting Indebtedness, paid-in capital and retained earnings, provisions for deferred income taxes and deferred gains, and reserves which are not reserves for any contingencies not allocated to any particular purpose; (ii) goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other intangible assets; and (iii) all Investments other than Permitted Investments.

         "Consolidated Tangible Net Worth" means, with respect to any Person, as at any date of the determination, the sum of Capital Stock (other than Disqualified Stock) and paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchise, research and development costs, and any amount reflected in treasury stock, of such Person determined on a consolidated basis in accordance with GAAP.

         "Disqualified Stock" means any Capital Stock of a Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of such Person or any other Person, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

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         "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Subsidiary Guarantor.

         "Equity Offering" means a public or private sale of Capital Stock (other than Disqualified Stock) of the Company.

         "Indebtedness" means, without duplication, with respect to any Person,
(i) all obligations of such Person (A) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, notes, debentures or similar instruments, (C) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (D) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (E) for the payment of money relating to a Capitalized Lease Obligation, or (F) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (ii) all net obligations of such Person as of the date of a required calculation under interest rate swap obligations and foreign currency hedges, other than interest rate swap obligations and foreign currency hedges incurred to protect the Company or its Restricted Subsidiaries from fluctuations in interest rates or foreign currency exchange rates; (iii) all liabilities of others of the kind described in the preceding clauses (i) or
(ii) that such Person has guaranteed or that are otherwise its legal liability;
(iv) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (A) the full amount of such obligations so secured, and (B) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution of such Person; (v) the liquidation preference and any mandatory redemption payment obligations in respect of Disqualified Stock of such Person; and (vi) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii), (iv), (v), or this clause (vi), whether or not between or among the same parties.

         "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding advances to employees in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed $5 million), (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments or advances on a balance sheet of such Person prepared in accordance with GAAP.

         "Issue Date" means the date on which the Notes are originally issued under this First Supplemental Indenture.

         "Make-Whole Premium" means, with respect to a Note on any date of redemption, the greater of (i) 1% of the principal amount of such Note or (ii) the excess of (A) the present value

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at such date of redemption of (1) the redemption price of such Note at [ ], 2009
(as provided in Section 3.04(a)) plus (2) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such Note through [ ], 2009, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Note.

         "Maturity Date" means [ ], 2014.

         "Net Available Proceeds" means, with respect to any Asset Sale of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale to prevent a default or event of default under Senior Indebtedness or by applicable law, be repaid out of the proceeds from such Asset Sale and which is actually so repaid.

         "Net Cash Proceeds" means, in the case of any sale by the Company of securities pursuant to Section 4.08(a)(iii)(B) or (C), the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

         "Pari Passu Indebtedness" means the 9% Notes and the 11% Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

         "Permitted Business Investments" means:

                  (i) Investments by the Company or any Restricted Subsidiary in any Person which immediately prior to the making of such Investment is a Restricted Subsidiary;

                  (ii) Investments in the Company by any Restricted Subsidiary;

                  (iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (iv) Investments arising in connection with interest rate protection agreements, foreign currency hedging agreements and commodity hedging agreements incurred in the ordinary course of business for the purpose of fixing or hedging interest rate, currency or

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         commodity risk in connection with the conduct of the business of the
         Company and its Restricted Subsidiaries and not for speculative purposes;

                  (v) Investments received by the Company or any Restricted Subsidiary in connection with Asset Sales, provided that the aggregate fair market value of all Investments permitted pursuant to this clause
         (v) after the Issue Date shall not exceed $10 million in the aggregate;

                  (vi) Investments to the extent acquired in exchange for, or out of the Net Cash Proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

                  (vii) stock, obligations or securities received in satisfaction of judgments; and

                  (viii) other Investments in any Person that is not an Affiliate of the Company (other than a Restricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (viii) since the date of the Indenture, not to exceed $10 million.

         "Permitted Financial Investments" means:

                  (i) United States dollars;

                  (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

                  (iii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $300 million;

                  (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above;

                  (v) commercial paper rated at least A-2 or the equivalent thereof at the time of purchase by Standard & Poor's or rated at least P-2 or the equivalent at the time of purchase by Moody's Investors Service, Inc., and in each case maturing within 12 months after the date of acquisition;

                  (vi) money market mutual or similar funds having assets in excess of $100 million; and

                  (vii) any debt securities or adjustable rate preferred stock issued by a corporation organized under the laws of a state of the United States of America or issued by any state, county or municipality located within the United States of America which is rated at least AA-or the equivalent thereof by Moody's Investors Service, Inc. and

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         Standard & Poor's Corporation and maturing or having a call provision not exceeding 24 months from the date of acquisition.

         "Permitted Investments" means Permitted Business Investments and Permitted Financial Investments.

         "Permitted Liens" means:

                  (i) Liens existing on the Issue Date;

                  (ii) Liens on property of the Company now or hereafter securing Senior Indebtedness of the Company and Liens on property of a Subsidiary Guarantor now or hereafter securing Senior Indebtedness of such Subsidiary Guarantor;

                  (iii) Liens now or hereafter securing any interest rate hedging obligations (A) that the Company is required to enter into with respect to the Bank Credit Facility or (B) that are entered into for the purpose of managing interest rate risk with respect to Indebtedness of the Company and its Restricted Subsidiaries, provided that such interest rate obligations under clauses (A) and (B) do not have an aggregate notional amount which exceeds the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries;

                  (iv) Liens securing obligations under agreements that the Company enters into in the ordinary course of business for the purpose of protecting against fluctuations in oil, natural gas, or refined products prices;

                  (v) Liens securing Indebtedness, the proceeds of which are used to refinance secured Indebtedness of the Company or its Restricted Subsidiaries; provided that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced;

                  (vi) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

                  (vii) mechanics', workmen's, materialmen's, operator's or similar Liens arising in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by appropriate action;

                  (viii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action;

                  (ix) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (x) survey exceptions, encumbrances, easements or reservations, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries;

            (xi) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof;

            (xii) Liens on pipeline or pipeline facilities which arise out of operation of law;

            (xiii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP;

            (xiv) (A) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Subsidiary, (B) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Restricted Subsidiary, or (C) Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided further that in each such case no such Lien shall extend to or cover any property of the Company or any Restricted Subsidiary other than the property being acquired and improvements thereon;

            (xv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business;

            (xvi) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

            (xvii) purchase money Liens granted in connection with the acquisition of fixed assets in the ordinary course of business and consistent with past practices, provided that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such fixed assets;

            (xviii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

            (xix) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other agreements which are customary in the Principal Business; and

            (xx) other Liens provided that such other Liens shall not secure obligations in excess of $10 million in the aggregate at any one time outstanding.

      "Permitted Refinancing Indebtedness" means:

            (i) Indebtedness of the Company or any Restricted Subsidiary, the terms of which have been amended, modified or supplemented in a manner that does not (A) affect the priority of such Indebtedness in right of payment in relation to the Notes or the Guarantees, (B) accelerate the maturity of such Indebtedness or (C) shorten the Average Life of such Indebtedness, and

            (ii) Indebtedness of the Company or any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, defease, refund or repurchase outstanding Indebtedness of the Company or such Subsidiary, provided that (A) if the Indebtedness (including any guarantee thereof) being renewed, extended, refinanced, defeased, refunded or repurchased is pari passu with or subordinated in right of payment to the Notes or Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Notes or Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased, (B) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased, (C) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased and (D) such Indebtedness is incurred either by the Company or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding under the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith.

      "Principal Business" means (i) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons, (ii) any related energy and natural resource business, (iii) any business currently engaged in by the Company or its Subsidiaries, (iv) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith, and (v) any activity or business that is a reasonable extension, development or expansion of any of the foregoing.

      "Publicly Traded Stock" means, with respect to any Person, Voting Stock of such Person which is registered under Section 12 of the Exchange Act and which is actively traded on the New York Stock Exchange or American Stock Exchange or quoted in the Nasdaq National Market System.

      "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

      "Reference Period" means, with respect to any Person, the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

      "Restricted Payment" means, with respect to any Person, any of the following:

            (i) any dividend or other distribution in respect of such Person's Capital Stock (other than (A) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of such Person and (B) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company;

            (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Restricted Subsidiaries other than any such purchase, redemption or other acquisition or retirement for value by the Company or any Restricted Subsidiary of the Company of any Capital Stock, or any option, warrant or other right to acquire shares of Capital Stock, of any Restricted Subsidiary with respect to such Capital Stock, option, warrant or other right which is owned, at the time of any such transaction, by the Company or another Restricted Subsidiary;

            (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes or any Guarantee; and

            (iv) the making by such Person of any Investment other than a Permitted Investment.

      "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. By a Board Resolution of the Company, as evidenced by written notice thereof delivered to the Trustee, the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, (i) the Company could incur at least $1.00 in additional Indebtedness pursuant to Section 4.07(a), and (ii) no Default or Event of Default shall have occurred and be continuing.

      "Senior Indebtedness" means any Indebtedness (other than the 9% Notes and the 11% Notes and any Restricted Subsidiary's guarantee thereof) of a Person (whether outstanding on the date hereof or hereafter incurred), unless such Indebtedness is stated to be pari passu with or is contractually subordinate or junior in right of payment to the Notes or Guarantee; provided that Senior Indebtedness does not include (i) any liability for federal, state, local or other taxes owed or owing by the Company; (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (iii) any trade payables; or
(iv) the portion of any Indebtedness that is incurred in violation of the Indenture.

      "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries in existence on the Issue Date, except for Navajo Convenient Stores Co., LLC, (ii) each of the Subsidiaries that becomes a guarantor of the Notes in compliance with the provisions of the Indenture and (iii) each of the Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture; and their respective successors and assigns until released from their obligations under their Guarantee in accordance with the Indenture.

      "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to [ ], 2009; provided, however, that if the then remaining term to [ ], 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to [ ], 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Unrestricted Subsidiary" means (i) any Subsidiary of an Unrestricted Subsidiary or (ii) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a Board Resolution of the Company in accordance with the following sentence. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (including any Restricted Subsidiary or any newly formed or newly acquired Subsidiary) to be an Unrestricted Subsidiary by a Board Resolution of the Company, as evidenced by written notice thereof delivered to the Trustee, if after giving effect to such designation, (i) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.07(a), (ii) the Company could make an additional Restricted Payment of $1.00 pursuant to Section 4.08(a), (iii) such Subsidiary does not own or hold any Capital Stock of, or any Lien on any property of, the Company or any Restricted Subsidiary and (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and Indebtedness to be released upon such Subsidiary's designation as an Unrestricted Subsidiary.

      "Unrestricted Subsidiary Indebtedness" of any Person means Indebtedness of such Person (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable

(by virtue of the Company's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise liable in any respect on, such Indebtedness), (ii) which, with respect to Indebtedness incurred after the date of the Indenture by the Company or any Restricted Subsidiary, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary and (iii) which is not secured by any assets of the Company or of any Restricted Subsidiary.

      "9% Notes" means the 9% senior subordinated notes due 2007 of the Company issued under an indenture, dated as of August 26, 1997, among the Company, the guarantors party thereto and The Bank of New York, as trustee.

      "11% Notes" means the 11% senior subordinated notes due 2012 of the Company issued under an indenture, dated as of May 14, 2002, among the Company, the guarantors party thereto and The Bank of New York, as trustee.

                                   Article II
                           FORM AND TERMS OF THE NOTES

      Section 2.01. Terms of the Notes. The following terms relating to the Notes are hereby established:

            (a) The Notes shall constitute a series of Notes having the title "[ ]% Senior Subordinated Notes due 2014." The Notes shall form their own series for voting purposes, and shall not be part of the same class or series as any other notes issued by the Company.

            (b) The aggregate principal amount of the Notes that may be authenticated and delivered under this First Supplemental Indenture is unlimited; provided, however, that the Company complies with the provisions of this First Supplemental Indenture.

            (c) The entire outstanding principal amount of the Notes shall be payable on [ ], 2014.

            (d) The rate at which the Notes shall bear interest shall be [ ]%. Interest on the Notes shall accrue from the date hereof. The Interest Payment Dates for the Notes on which interest shall be payable shall be [ ] and [ ] of each year, beginning [ ], 2004. The Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be [ ] with respect to the [ ] Interest Payment Date and [ ] with respect to the [ ] Interest Payment Date. Interest on overdue principal and premium, if any, shall be at the same rate as borne by the Notes, to the extent lawful, and interest on overdue interest (without regard to any applicable grace period) shall be at the same rate, to the extent lawful.

            (e) Each of the Notes shall be issuable in whole in the registered form of one or more Global Notes, without coupons, and the Depositary for such Global Notes will be DTC.

            (f) Each of the Notes shall be guaranteed by the Subsidiary Guarantors in accordance with Article XII of the Base Indenture and Section 2.07 of this First Supplemental Indenture.

            (g) The Notes shall rank pari passu with the Pari Passu Indebtedness of the Company.

            (h) All provisions of the Base Indenture shall apply to the Notes, except as otherwise provided in this First Supplemental Indenture and except as provided in any future Supplemental Indenture. Without limiting the generality of the foregoing, the subordination provisions of Article XI of the Base Indenture shall apply to the Notes.

            (i) The Notes, Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto.

      Section 2.02. Events of Default. Except as may be provided in a future supplemental indenture, for the benefit of the Holders of the Notes, Section 6.01(a) of the Base Indenture is deleted in its entirety and replaced with the following new Section 6.01(a):

            "the Company or any Subsidiary Guarantor defaults in the payment of the principal of or premium, if any, on any Note of such series when the same becomes due and payable at maturity, upon repurchase pursuant to a Change of Control Offer or a Asset Sale Offer, upon acceleration or otherwise (whether or not prohibited by the subordination provisions of the Indenture);"

      Section 2.03. Covenants. Except as may be provided in a future supplemental indenture, for the benefit of the Holders of the Notes, the following new Sections 4.07 through 4.15 are hereby added to the Indenture:

      "4.07 Limitation on Incurrence of Additional Indebtedness.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness; provided, however, that if no Default or Event of Default with respect to the Notes shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or the Restricted Subsidiaries may incur Indebtedness if, on a pro forma basis, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Coverage Ratio would have been equal to or greater than 2.0 to 1.0.

            (b) Notwithstanding the foregoing, (i) the Company may incur Indebtedness consisting of the Notes to be issued on the Issue Date; (ii) the Subsidiary Guarantors may incur the Guarantees; (iii) the Company and the Subsidiary Guarantors may incur Indebtedness in existence on the date of this Indenture; (iv) the Company or any Subsidiary may incur secured or unsecured Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $100 million or (B) the Borrowing Base; (v) the Company may incur Permitted Company Refinancing Indebtedness; (vi) any Restricted Subsidiary may incur Permitted Subsidiary Refinancing Indebtedness;
(vii) the Company may incur Indebtedness to any Restricted Subsidiary, and any Restricted Subsidiary may incur Indebtedness to the Company or to any Restricted Subsidiary; provided that (X) any subsequent issuance or transfer that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or (Y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
(vii); (viii) the Company or any Subsidiary Guarantor may incur Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (viii), not to exceed $15 million at any time outstanding; (ix) this covenant will not prohibit the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; and (x) the Company or any Subsidiary Guarantor may incur additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $15 million.

            (c) Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

            For purposes of determining compliance with this Section 4.07, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of debt described in paragraph (b) above or is entitled to be incurred pursuant to paragraph (a) above, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant, including applying such Indebtedness to any one or more categories.

      4.08. Limitation on Restricted Payments.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (ii) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(a); and

                  (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after August 26, 1997 does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period)
      subsequent to September 30, 1997 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment; (B) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution), received by the Company during such period from any Person other than a Restricted Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than any Disqualified Stock), other than in connection with the conversion of Indebtedness or Disqualified Stock; (C) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution), received by the Company during such period from any Person other than a Restricted Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock); (D)(1) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of (x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution; or (2) in case any Restricted Subsidiary has been designated an Unrestricted Subsidiary, minus the greater of (x) the book value (determined in accordance with GAAP) at the date of designation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Restricted Subsidiary and (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such designation, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution; (E) without duplication, with respect to any Investment (other than a Permitted Investment) of any Person which has previously been made by the Company or any of its Restricted Subsidiaries, the amount of any such Investment that has been fully and unconditionally repaid to the Company or a Restricted Subsidiary, not to exceed the cash amount received by the Company or such Restricted Subsidiary upon such repayment or with respect to any Indebtedness of any Person that has previously been guaranteed by the Company or any of its Restricted Subsidiaries (other than the Notes or Subsidiary Guarantees), the amount of any such Indebtedness that has been fully and unconditionally released from any and all further obligation or liability with respect thereto, provided in each case that such amount shall not exceed the aggregate amount of Restricted Payments previously taken into account with respect to such amount for purposes of determining the aggregate amount of all Restricted Payments declared or made pursuant to this clause (iii); and (F) $30 million.

            Notwithstanding the foregoing, the above limitations will not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration, such payment complied with the provisions hereof, (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company or any Subsidiary Guarantor in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other shares of Capital Stock (other than Disqualified Stock) of the Company; (iii) the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness which is subordinate in right of payment to the Notes or any Guarantee, in exchange for, by conversion into, or out of the net proceeds of the substantially concurrent issue or sale (other than to a Restricted Subsidiary of the Company) of Capital Stock (other than Disqualified Stock) of the Company (iv) the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness which is subordinate in right of payment to the Notes or any Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
      (v) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; or (vi) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof; provided that, other than with respect to clause (i) above, no Default or Event of Default has occurred and is continuing at the time, or shall occur as a result thereof.

      4.09. Limitation on Sale of Assets.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sales that, in the aggregate, have a fair market value of $15 million or more in any 12-month period unless:

                  (i) the Company (or its Restricted Subsidiaries, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution in the case of any Asset Sales or series of related Asset Sales having a fair market value of $15 million or more;

                   (ii) not less than 75% of the proceeds received by the Company (or its Restricted Subsidiaries, as the case may be) from each such Asset Sale consists of (A) cash, (B) cash equivalents which would constitute Permitted Financial Investments, (C) Publicly Traded Stock of a Person primarily engaged in a Principal Business, (D) other consideration with an aggregate fair market value, together with all other consideration of the type specified in this clause (D) received by the Company and its Restricted Subsidiaries from all Asset Sales after the Issue Date, not to exceed $5 million; provided that any sale of such other consideration shall be for cash and shall be considered an Asset Sale under this Indenture, (E) all or substantially all of the assets of a Principal Business, the majority of the Voting Stock of another Person engaged in a Principal Business that thereupon becomes a Restricted Subsidiary or long-term assets that are used or useful in a Principal Business, or (F) any combination of the foregoing; provided, however, that (1) the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms expressly subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that, within 90 days following the closing of such sale or disposition, are converted by the Company or such

      Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and (2) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company, evidenced by a Board Resolution) of all consideration of the type specified in clause (C) above received by the Company and its Restricted Subsidiaries from all Asset Sales after the Issue Date shall not exceed 15% of Consolidated Net Tangible Assets at the time of such Asset Sale; and

                  (iii) the Net Available Proceeds received by the Company (or its Restricted Subsidiaries, as the case may be) from such Asset Sales are applied in accordance with paragraph (b) or (c) hereof.

            (b) The Company may, within 360 days following the receipt of Net Available Proceeds from any Asset Sale, apply such Net Available Proceeds to:
(i) the repayment of Indebtedness of the Company under a Bank Credit Facility or other Senior Indebtedness of the Company or Senior Indebtedness of a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (but only from proceeds of Asset Sales of such Restricted Subsidiary) that results in a permanent reduction in the principal amount of such Senior Indebtedness in an amount equal to the principal amount so repaid; or (ii) make an investment in capital assets used in a Principal Business.

            (c) Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within 10 days after the aggregate amount of Excess Proceeds exceeds $10 million, the Company will make an Asset Sale Offer to all holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Subsidiary Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other Pari Passu Indebtedness plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other Pari Passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

            (e) During the period between any Asset Sale and the application of the Net Available Proceeds therefrom in accordance with this covenant, all Net Available Proceeds shall be invested in Permitted Financial Investments or may be used to repay indebtedness under a Bank Credit Facility.

      4.10. Limitation on Liens Securing Indebtedness.

            The Company will not, and will not permit any of Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing (a) any Indebtedness of the Company (other than Senior Indebtedness of the Company), unless the Notes are equally and ratably secured until such time as such obligations are no longer secured by a Lien or (b) any Indebtedness of any Subsidiary Guarantor (other than Senior Indebtedness of such Subsidiary Guarantor), unless the Guarantees of such Subsidiary Guarantors are equally and ratably secured until such time as such obligations are no longer secured by a Lien; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Guarantees, with the same relative priority as such subordinated Indebtedness of the Company or a Subsidiary Guarantor will have with respect to the Notes or the Guarantees, as the case may be.

      4.11. Limitation on Payment Restrictions Affecting Restricted
            Subsidiaries.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in a Restricted Subsidiary; (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company; (iii) make loans or advances to the Company or a Restricted Subsidiary of the Company; or (iv) transfer any of its properties or assets to the Company or a Restricted Subsidiary of the Company (each, a "Payment Restriction"), except for (A) encumbrances or restrictions with respect to Senior Indebtedness in effect on the Issue Date;
(B) encumbrances or restrictions under a Bank Credit Facility; (C) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company (unless the agreement creating such consensual encumbrance or consensual restrictions was entered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary); (D) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary; (E) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages; (F) customary restrictions in purchase money obligations for property acquired in the ordinary course of business restricting the transfer of the property acquired thereby;
(G) consensual encumbrances or consensual restrictions under any agreement that refinances or replaces any agreement described in clauses (A), (B), (C), (D),
(E) or (F) above, provided that the terms and conditions of any such restrictions are no less favorable to the Holders of the Notes than those under the agreement so refinanced or replaced; and (H) any encumbrance or restriction due to applicable law.

      Section 4.12 Limitation on Transactions with Affiliates.

       The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to, (ii) purchase or lease any property, assets or securities from, (iii) make any Investment in, or
(iv) enter into or amend any contract or agreement with or for the benefit of, either (A) an Affiliate of any of them, (B) any Person, or Person who is a member of a group (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) that, directly or indirectly, is the beneficial holder of 10% or more of any class of equity securities of the Company, (C) any Person who is an Affiliate of any such holder, or (D) any officers, directors, or employees of any of the above (each case under (A), (B), (C) and (D), an "Affiliate Transaction"), in one or a series of related transactions (to either party), except for transactions evidenced by an Officers' Certificate addressed and delivered to the Trustee stating that such Affiliate Transaction is made in good faith, the terms of which are fair and reasonable to the Company and such Restricted Subsidiary, as the case may be, or, with respect to Affiliate Transactions between the Company and any of its Subsidiaries, to the Company; provided that (v) transactions between or among the Company and any of its Restricted Subsidiaries shall not be deemed to constitute Affiliate Transactions, (w) any reasonable employment, compensation, benefit or indemnification agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business shall not be deemed to constitute Affiliate Transactions, (x) Restricted Payments that are permitted by the provisions of this Indenture described in Section 4.08 shall not be deemed to constitute Affiliate Transactions, (y) any sale of Capital Stock (other than Disqualified Stock) of the Company shall not be deemed to constitute Affiliate Transactions, and (z) with respect to any Affiliate Transaction or series of related transactions with an aggregate value (to either party) in excess of $2 million (excluding issuances of Qualified Stock of the Company and any forgiveness of Indebtedness to an Affiliate existing on the Issue Date), the Company must, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to itself from a financial point of view from an independent accounting, appraisal or investment banking firm of national reputation.

      Section 4.13 Limitation on Future Senior Subordinated Indebtedness.

      The Company shall not incur any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness by its terms, is pari passu with or subordinated to the Notes to the same extent. No Subsidiary Guarantor shall incur any Indebtedness that is subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor unless such Indebtedness, by its terms, is pari passu with or subordinated to the Guarantee of such Subsidiary Guarantor to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

      Section 4.14 Line of Business.

      For so long as any Notes are outstanding, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business or activity other than a Principal Business.

      Section 4.15 Change of Control.

            (a) Within 30 days following the occurrence of any Change of Control, the Company shall offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of purchase. The Change of Control Offer shall include a payment date (the "Change of Control Payment Date"), which shall be no earlier than 30 days and no later than 60 days from the date the Change of Control Offer is mailed. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

            (b) Within 30 days after any Change of Control, the Company (with notice to the Trustee), or the Trustee at the Company's request, will mail or cause to be mailed to all Holders on the date of the Change of Control a notice (the "Change of Control Notice") of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. The Change of Control Notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. The Change of Control Notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.15; (2) the purchase price and the Change of Control Payment Date; (3) that any Note not tendered will continue to accrue interest; (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (5) that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer; (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a facsimile transmission or letter setting forth the name of the Holder, the certificate or other identifying number, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased; and (7) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (c) On the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Notice, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof tendered to the Company. The depositary, the Company or the Paying Agent, as the case may be, shall promptly mail to the

Holder of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Prior to complying with the provisions of this Section 4.15, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing Senior Indebtedness to permit the repurchase of the Notes required by this Section 4.15. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

            (d) The Company, to the extent applicable and if required by law, will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Notes of the Holders upon a Change of Control."

            (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all of the Notes validly tendered and not withdrawn under such Change of Control Offer.

      Section 2.04. Consolidation, Merger, Sale or Conveyance. Except as may be provided in a future supplemental indenture, for the benefit of the Holders of the Notes, Section 5.01 of the Base Indenture is hereby deleted and replaced with the following new Section 5.01:

      "5.01.Company May Consolidate, Merge, Etc. on Certain Terms. The Company will not, directly or indirectly, consolidate with or merge with or into another Person or convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any Person, unless:
(a) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by conveyance or transfer or other disposition, or which leases, all or substantially all of the property of the Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on, all the Notes and the performance of every other covenant and obligation of the Company under this Indenture; (b) immediately before and after giving effect to such transaction no Default or Event of Default exists; (c) immediately after giving effect to such transaction on a pro forma basis, the Company (or the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness under the tests described in Section 4.07(a) and (d) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computation to demonstrate compliance with clause (c) above) and Opinion of Counsel, in each case stating that such transaction and such agreement complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

      Upon any such consolidation, merger, lease, conveyance or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes. Clause
(c) above of this covenant will not apply to any merger, conveyance, transfer or other disposition of assets between or among the Company and any of its Restricted Subsidiaries."

      Section 2.05. Application of Article III of the Indenture Regarding Redemption of Notes. Article III of the Base Indenture, as amended hereby, shall apply to the Notes. Except as may be provided in a future supplemental indenture, for the benefit of the Holders of the Notes, a new Section 3.04 shall be added to Article III of the Indenture as follows:

      "3.04. Optional Redemption.

            (a) At any time on or after ___________, 2009, the Company may, at its option, redeem all or any portion of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning ___________, 2009 of the years indicated below:

                 YEAR                        PERCENTAGE
                 ----                        ----------
                 2009....................
                 2010....................
                 2011....................
                 2012 and thereafter.....       100.0%

            (b) In addition, at any time prior to __________, 2009, the Company may redeem all or part of the Notes upon not less than 30 days nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest, if any, to the applicable date of redemption, plus (iii) the Make-Whole Premium.

            (c) At any time on or prior to __________, 2007, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to [ ] % of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate initial principal amount of the Notes remain outstanding after giving effect to each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption no later than 60 days after the related Equity Offering.

            (d) If less than all of the Notes are to be redeemed, the Trustee shall select pro rata or by lot the Notes to be redeemed in multiples of $1,000. Notes in denominations larger than $1,000 may be redeemed in part."

      Section 2.06. Application of Article X of the Indenture Regarding Sinking Funds. Except as may be provided in a future supplemental indenture, the Notes shall not be entitled to the benefit of any sinking fund and the provisions of the Base Indenture relating to a sinking fund, including Article X, shall not apply to the Notes.

      Section 2.07. Subsidiary Guarantees. Except as may be provided in a future supplemental indenture, for the benefit of the Holders of the Notes, Article XII of the Base Indenture is hereby deleted and replaced with the following new
Article XII:

      "Section 12.01 Unconditional Guarantee.

            Each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under this Indenture and the Notes by the Company whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in
Article XII.

            Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payments, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

            The guarantee of each Subsidiary Guarantor herein shall be, in the manner and to the extent set forth in Article XII, subordinated in right of payment to the prior payment when due of the principal of, premium, if any, accrued and unpaid interest and all other amounts owing on all existing and future Senior Indebtedness of such Subsidiary Guarantor and of the Company, as the case may be, and senior to the right of payment of principal of, premium, if any, and accrued and unpaid interest on all existing and future Subordinated Indebtedness of such Subsidiary Guarantor.

      Section 12.02 Subsidiary Guarantors May Consolidate, Etc., on Certain
                    Terms.

            (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of all or substantially all of its assets to the Company or another Subsidiary Guarantor.

            (b) The Company may not sell the Capital Stock of a Subsidiary Guarantor, and a Subsidiary Guarantor may not consolidate with or merge into or sell all or substantially all of its assets (in a single transaction or series of related transactions) to any Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Company or the Subsidiary Guarantor), unless (i) with respect to a consolidation or merger of such Subsidiary Guarantor, either (A)(1) the surviving entity is a Restricted Subsidiary of the Company or, as a result of the transaction, becomes a Restricted Subsidiary of the Company, (2) the surviving entity remains a Restricted Subsidiary of the Company or, simultaneously with the consummation of the transaction, is designated as a Restricted Subsidiary of the Company, (3) immediately after giving effect to such transaction on a pro forma basis, the Company would be able to incur $1.00 of additional Indebtedness under the test described in Section 4.07(a), (4) if the surviving entity is not the Subsidiary Guarantor, the surviving entity agrees to assume such Subsidiary Guarantor's Guarantee and all its obligations pursuant to this Indenture in accordance with the provisions of Section 12.03, and (5) such transaction does not (x) violate any covenant in the Indenture or (y) result in a Default or an Event of Default immediately thereafter that is continuing or (B)(1) such transaction is made in accordance with Section 4.09 and (2) such transaction does not (x) violate any other covenant in the Indenture or (y) result in a Default or Event of Default immediately thereafter that is continuing and (ii) with respect to the sale of the Capital Stock or all or substantially all of the assets of such Subsidiary Guarantor, (A) such transaction is made in accordance with Section 4.09 and (B) such transaction does not (x) violate any other covenants in the Indenture or
(y) result in a Default or Event of Default immediately thereafter that is continuing. In the case of any such consolidation, merger, sale or conveyance involving the assumption by the successor entity of a Subsidiary Guarantor's obligations under the Indenture, such successor entity shall assume such obligations by supplemental indenture executed and delivered to the Trustee in accordance with the provisions of Section 12.03. Upon execution and delivery of such supplemental indenture, such successor entity shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

      Section 12.03 Addition of Subsidiary Guarantors.

            (a) The Company agrees to cause each Person that shall become a Domestic Subsidiary after the Issue Date to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment of the Notes pursuant to the terms hereof.

            (b) Any Person who is not a Subsidiary Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

      Section 12.04 Release of a Subsidiary Guarantor.

            A Subsidiary Guarantor shall be deemed released from its Guarantee and all of its obligations in this Indenture upon (i) (A) the sale of all of the Capital Stock of such Subsidiary Guarantor, the consolidation or merger of such Subsidiary Guarantor, or in the event of the liquidation and dissolution of such Subsidiary Guarantor into the Company or any other Subsidiary Guarantor, made in accordance with the provisions of either Section 12.02(b)(i)(B) or Section 12.02(b)(ii) (other than a sale of substantially all of the assets of the Subsidiary Guarantor) or (B) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, provided that such designation is made in accordance with the provisions of this Indenture, and (ii) receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that all conditions specified in this Indenture for such release have been satisfied in accordance with the provisions of this Indenture. Upon receipt of the items specified in clause (ii) of the preceding sentence, the Trustee shall deliver to the Company an appropriate instrument evidencing such release. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article XII.

      Section 12.05 Limitation of Subsidiary Guarantor's Liability.

            Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 12.06, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

      Section 12.06 Contribution.

            In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Guarantee.

      Section 12.07 Execution and Delivery of Guarantee.

            To further evidence the Guarantees set forth in Section 12.01, each Subsidiary Guarantor hereby agrees that a notation relating to such Guarantee shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of two Officers of each Subsidiary Guarantor.

            Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to such Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such security or at any time thereafter, such Subsidiary Guarantor's Guarantee of such Note shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

      Section 12.08 Severability.

            In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12.09 Consent to Jurisdiction and Service of Process.

            Each Subsidiary Guarantor that is not organized under the laws of the United States or any state thereof (each a "Non-U.S. Subsidiary Guarantor") hereby appoints the principal office of CT Corporation System in The City of New York which, on the date hereof, is located at 1633 Broadway, New York, New York 10019, as the authorized agent thereof (the "Authorized Agent") upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Notes which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in The Borough of Manhattan, The City of New York, by the Holder of any Note, and each Non-U.S. Subsidiary Guarantor hereby waives any objection which it may now have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Notes, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor's acceptance of such appointment, shall have occurred. Each Non-U.S. Subsidiary Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon any such Non-U.S. Subsidiary Guarantor. Notwithstanding the foregoing, any action against any Non-U.S. Subsidiary Guarantor arising out of or based on any Note may also be instituted by the Holder of such Note in any court in the jurisdiction of organization of such Non-U.S. Subsidiary Guarantor, and such Non-U.S. Subsidiary Guarantor expressly accepts the jurisdiction of any such court in any such action. The Company shall require the Authorized Agent to agree in writing to accept the foregoing appointment as agent for service of process.

      Section 12.10 Waiver of Immunity.

            To the extent that any Non-U.S. Subsidiary Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Notes, such Non-U.S. Subsidiary Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

      Section 12.11 Judgment Currency.

            Each Non-U.S. Subsidiary Guarantor agrees to indemnify the Trustee and each Holder against any loss incurred by it as a result of any judgment or order against such Non-U.S. Subsidiary being given or made and expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Subsidiary Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

      Section 12.12  Subordination of Subsidiary Guarantees.

            (a) Guarantees Subordinated to Senior Indebtedness. Each Subsidiary Guarantor, for itself and its successors, and each Holder, by his acceptance of Notes, agrees that the Guarantees of such Subsidiary Guarantor are subordinated, to the extent and in the manner provided in this Section 12.12, to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor (hereinafter in this Section 12.12 referred to as "Senior Indebtedness"). The Guarantees shall rank pari passu in right of payment with all guarantees by a Subsidiary Guarantor of Pari Passu Indebtedness of the Company.

            This Section 12.12 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

            (b)   No Payment on Guarantees in Certain Circumstances.

            Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof, premium, if any, interest thereon and other amounts due thereon shall first be paid in full, no payment shall be made by or on behalf of any Subsidiary Guarantor pursuant to the Guarantees with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes.

            Upon the happening of any default in the payment of any principal of, premium, if any, or interest on or other amounts due on any Senior Indebtedness (a "Payment Default"), then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by or on behalf of any Subsidiary Guarantor pursuant to the Guarantees with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes (except that, subject to applicable law, Holders may receive Subordinated Securities of Subsidiary Guarantors).

            Upon the happening of any default or event of default (other than a Payment Default) (including any event which with the giving of notice or the lapse of time or both would become an event of default and including any default or event of default which would result upon any payment pursuant to the Guarantees) with respect to any Senior Indebtedness of a Subsidiary Guarantor, as such default or event of default is defined therein or in the instrument or agreement or other document under which it is outstanding, then upon written notice thereof given to the Subsidiary Guarantors and the Trustee by a holder or holders of any Designated Senior Indebtedness or their representative ("Payment Notice"), no payment shall be made by or on behalf of the Subsidiary Guarantors pursuant to the Guarantees with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes during the period (the "Payment Blockage Period") commencing on the date of such receipt of such Payment Notice and ending on the earlier of (i) the date, if any, on which such default is cured or waived or ceases to exist or (ii) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged; provided, however, that no default or event of default (other than a Payment Default) shall prevent the making of any payment pursuant to the Guarantees for more than 179 days after the Payment Notice shall have been given. Notwithstanding the foregoing, (i) not more than one Payment Notice shall be given within a period of 360 consecutive days, and (ii) no event of default which existed or was continuing on the date of any Payment Notice shall be made the basis for the giving of a subsequent Payment Notice unless all such events of default shall have been cured or waived for a period of at least 180 consecutive days after such date, and (iii) if any Subsidiary Guarantor or the Trustee receives any Payment Notice, a similar notice relating to or arising out of the same default or facts giving rise to such default (whether or not such default is on the same issue of Designated Senior Indebtedness) shall not be effective for purposes of this paragraph.

            The Subsidiary Guarantors shall resume payments of principal of, premium, if any, and interest on the Guarantees (i) in the case of a Payment Default, upon the date such Payment Default is cured or waived by the holders of Senior Indebtedness to which such Payment Default relates and (ii) in the case of a default or event of default (other than a Payment Default) with respect to Designated Senior Indebtedness, on the earlier of (A) the date such default or event of default is cured or (B) the expiration of the Payment Blockage Period with respect thereto if, in the case of this clause (B), this Section 12.12 otherwise does not prohibit such payment.

            In furtherance of the provisions of Section 12.12(a), in the event that, notwithstanding the foregoing provisions of this Section 12.12(b), any payment (other than a payment in the form of Subordinated Securities of Subsidiary Guarantors) with respect to the principal of, premium, if any or interest on the Notes shall be made by or on behalf of any Subsidiary Guarantor, and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment was prohibited by the provisions of this Section 12.02, then, unless and until such payment is no longer prohibited by this Section 12.12(b), such payment (subject to the provisions of Sections 12.12(f) and 12.12(g)) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of and shall be immediately paid over to the holders of Senior Indebtedness or their representative, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

            The provisions of this Section 12.12(b) shall not modify or limit in any way the application of Section 12.12(c).

            Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any default in the payment of any Senior Indebtedness of such Subsidiary Guarantor or any acceleration under any such Senior Indebtedness or under any agreement pursuant to which such Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Guarantees to the Senior Indebtedness or the application of the other provisions provided in this Section 12.12.

             (c) Guarantees Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of a Subsidiary Guarantor.

            In the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, all amounts payable in respect of any Senior Indebtedness of such Subsidiary Guarantor shall first be paid in full before the Holders are entitled to receive any direct or indirect payment or distribution of any cash, property or securities (other than Subordinated Securities of Subsidiary Guarantors) pursuant to the Guarantees on account of principal of, premium, if any, or interest on the Notes or any other payment with respect to the Notes.

            The holders of Senior Indebtedness shall be entitled to receive directly, for application to the payment of Senior Indebtedness (to the extent necessary to pay in full all Senior Indebtedness, whether or not due, including specifically, without limitation, all Post-Commencement Interest, whether or not allowed as a claim in such insolvency or Liquidation Proceeding, after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness on account of Senior Indebtedness), any payment or distribution of any kind or character, whether in cash, property or securities (other than Subordinated Securities of Subsidiary Guarantors), including any payment or distribution which may be payable or deliverable by reason of the payment of any other payment of any other indebtedness of such Subsidiary Guarantor being subordinated to the payment of the Guarantees) which may be payable or deliverable in respect of the Guarantees in any such Insolvency or Liquidation Proceeding.

            In the event that, notwithstanding the foregoing provisions of this
Section 12.12(c), the Trustee or any Paying Agent or the Holder of any Note shall have received any payment from or distribution of assets of such Subsidiary Guarantor or the estate created by the commencement of any such Insolvency or Liquidation Proceeding, of any kind or character in respect of the Guarantees, whether in cash, property or securities (other than Subordinated Securities of Subsidiary Guarantors), including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of such Subsidiary Guarantor being subordinated to the payment of the Guarantees, before all Senior Indebtedness (whether or not due including specifically, without limitation, all Post-Commencement Interest, whether or not allowed as a claim in such Insolvency or Liquidation Proceeding) is paid in full, then and in such event such payment or distribution shall be received and held in trust by the Trustee, any such Paying Agent or Holder for and shall be paid over to the holders of Senior Indebtedness (to the extent necessary to pay in full all such Senior Indebtedness, whether or not due, including specifically, without limitation, all Post-Commencement Interest thereon, whether or not allowed as a claim in such Insolvency or Liquidation Proceeding), after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness on account of Senior Indebtedness, for application to the payment in full of such Senior Indebtedness.

            The Company and each Subsidiary Guarantor shall give prompt written notice to the Trustee of any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor.

            (d) Holders to Be Subrogated to Rights of Holders of Senior Indebtedness.

            After all amounts payable under or in respect of Senior Indebtedness (whether or not due) are paid in full, the Holders shall be subrogated (without any duty on the part of the holders of Senior Indebtedness to warrant, create, effectuate, preserve or protect such subrogation), to the extent of the payments or distributions made to the holders of Senior Indebtedness pursuant to the provisions of this Section 12.12 (equally and ratably with the holders of all other indebtedness of any Subsidiary Guarantor which by its express terms is subordinate and subject in right of payment to Senior Indebtedness to substantially the same extent as the Guarantees are so subordinated and subject in right of payment and which is entitled to like rights and subrogation), to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness, until the principal of and interest on the Notes shall be paid in full. For the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Section 12.12, which otherwise would have been made to the Holders shall, as between any Subsidiary Guarantor and the Holders, be deemed to be payment by such Subsidiary Guarantor to or on account of the Senior Indebtedness, it being understood that the provisions of this
Section 12.12 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

            (e)   Guarantees Unconditional.

            Except as otherwise provided herein, nothing contained in this Indenture or in any Guarantee is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the Guarantees, which are absolute and unconditional, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Section 12.12, of the holders of Senior Indebtedness in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy. Upon any distribution of assets of any Subsidiary Guarantor referred to in this Section 12.12, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency or Liquidation Proceedings is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 12.12.

            (f) Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

            The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice at the address specified in Section 13.03 from the Company or a Subsidiary Guarantor or from one or more holders of

Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 7.01, shall be entitled in all respects conclusively to assume that no such fact exits. Nothing in this Section 12.12(f) is intended to or shall relieve any Holder from the obligations imposed under Sections 12.12(b) and 12.12(c) with respect to money or other distributions received in violation of the provisions thereof.

            (g)   Application by Trustee of Assets Deposited With It.

            All money and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.01 shall be for the sole benefit of the Holder and shall not be subject to this Section 12.12. Otherwise, any deposit of assets by any Subsidiary Guarantor pursuant to the Guarantees with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of this Section 12.12; provided that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.12(f), then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The preceding sentence shall be construed solely for the benefit of the Trustee and each Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness.

            (h) Subordination Rights Not Impaired by Acts or Omissions of the Subsidiary Guarantors or Holders of Senior Indebtedness.

            No right of any present or future holder of any Senior Indebtedness to enforce the subordination provisions in this Section 12.12 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Subsidiary Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

            (i)   Holders Authorize Trustee to Effectuate Subordination of
Notes.

            Each Holder of Notes by his acceptance thereof (i) authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Section 12.12 and to protect the rights of the Holders pursuant to this Indenture, and (ii) appoints the Trustee his attorney-in-fact for such purpose, including in the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, the timely filing of a claim of the unpaid balance of his Notes pursuant to the Guarantees in the form required in said proceeding and the causing of such claim to be approved. If the Trustee shall not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative shall have the right to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or any holder of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Guarantees or the rights of any Holder, or to authorize the Trustee or any holder of Senior Indebtedness or their representative to vote in respect of the claim of any Holder in any such proceeding.

            (j)   Right of Trustee to Hold Senior Indebtedness.

            The Trustee shall be entitled to all of the rights set forth in this
Section 12.12 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

            (k)   Payment.

            A payment pursuant to the Guarantees with respect to a Note or with respect to principal of, premium, if any, or interest on a Note shall include, without limitation, payment of principal of, premium, if any, and interest on any Note, any depositing of funds under Article IV, any payment on account of any mandatory or optional repurchase or redemption of any Note (including payments pursuant to Article III or Section 4.08 or Section 4.15) and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note, provided that any such payment, deposit, other payment or recovery (i) not prohibited pursuant to this Section 12.12 at the time actually made shall not be subject to any recovery by any holder of Senior Indebtedness or representative therefor or other Person pursuant to this Section 12.12 at any time thereafter and (ii) made by or from any Persons other than any Subsidiary Guarantor shall not be subject to any recovery by any holder of Senior Indebtedness or representative therefor or other Person pursuant to this Section 12.12 at any time thereafter except to the extent such Person recovers any such amount paid from such Subsidiary Guarantor, whether pursuant to rights of indemnity, rescission or otherwise.

            (l)   Trustee Not Fiduciary for Holders of Senior Indebtedness.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee."

                                  Article III.
                                  MISCELLANEOUS

      Section 3.01. Governing Law; Waiver of Jury Trial. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law thereof. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

      Section 3.02. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

      Section 3.03. Ratification. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law.

      Section 3.04. Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

                                      * * *

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused the First Supplemental Indenture to be duly executed as of the date first written above.

                                    COMPANY:

                                    GIANT INDUSTRIES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    SUBSIDIARY GUARANTORS:

                                    GIANT INDUSTRIES ARIZONA, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    CINIZA PRODUCTION COMPANY



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    GIANT STOP-N-GO OF NEW MEXICO, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    GIANT FOUR CORNERS, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    PHOENIX FUEL CO., INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    SAN JUAN REFINING COMPANY



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    GIANT MID-CONTINENT, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    GIANT PIPELINE COMPANY



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    GIANT YORKTOWN, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    GIANT YORKTOWN HOLDING COMPANY



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    TRUSTEE:

                                    THE BANK OF NEW YORK



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

                                 [FACE OF NOTE]

                             GIANT INDUSTRIES, INC.

                 FORM OF __% SENIOR SUBORDINATED NOTES DUE 2014


For Global Notes only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITORY FOR THE CERTIFICATES), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. ________                               $__________________________________

                                                             CUSIP No. _______

            Giant Industries, Inc., a Delaware corporation, promises to pay to___________ or registered assigns the principal sum of ____________________ DOLLARS on _______, 2014.

            Interest Payment Dates: ______ and _______, commencing _________,
2004

            Record Dates:  _____ and ______.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            In Witness Whereof, Giant Industries, Inc. has caused this
Note to be signed manually or by facsimile by its duly authorized officers.



                                     GIANT INDUSTRIES, INC.



                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:

Dated:
      -------------------
Certificate of Authentication:

The Bank of New York,
as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
   --------------------------------
   Authorized Signatory

                                [REVERSE OF NOTE]

                             GIANT INDUSTRIES, INC.

                     ___% SENIOR SUBORDINATED NOTES DUE 2014

            1. Interest. Giant Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at __% per annum from [ ], 2004 until maturity. The Company will pay interest semiannually on [ ] and [ ] of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from [ ], 2004; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [ ], 2004. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company will pay interest on the Notes to the persons who are registered holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are cancelled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

            3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            4. Indenture. The Company issued the Notes under an Indenture, dated as of [ ], 2004, as amended by the First Supplemental Indenture, dated as of [ ], 2004 (together, the "Indenture"), each among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and control. The Indenture pursuant to which the Notes are issued provides that an unlimited aggregate principal amount of Notes may be issued thereunder.

            5. Ranking and Guarantees. The Notes are general senior subordinated unsecured obligations of the Company. The Company's obligation to pay principal, premium, if any, and interest with respect to the Notes is unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article XII of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

            6. Optional Redemption. At any time on or after [ ], 2009, the Company may, at its option, redeem all or any portion of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning [ ] of the years indicated below:

                   Year                      Percentage
                   ----                      ----------
                   2009                        _____%

                   2010                        _____%
                   2011                        _____%
                   2012 and                    100.0%
                   thereafter

            In addition, at any time prior to [ ], 2009, the Company may redeem all or part of the Notes upon not less than 30 days nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, (ii) accrued and unpaid interest, if any, to the applicable date of redemption, and (iii) the Make-Whole Premium.

            At any time and from time to time on or prior to [ ], 2007, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of [ ]%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate initial principal amount of the Notes must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption in accordance with the terms of the Indenture no later than 60 days after the related Equity Offering.

            7. Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed, the Trustee shall select pro rata or by lot the Notes to be redeemed in multiples of $1,000. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

            8. Change of Control. In the event of a Change of Control of the Company, the Company shall be required to make an offer to purchase each Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date.

            9. Asset Sales Offer. In the event of certain Asset Sales, the Company may be required to make an Asset Sales Offer to purchase pro rata or by lot all or any portion of each Holder's Notes, at 100% of the principal amount of the Notes plus accrued interest to the date of purchase.

            10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, and the ability of the Company and its Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

            11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

            12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, any Subsidiary Guarantor, the Trustee nor any Agent shall be affected by notice to the contrary.

            13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the right of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make any change that does not adversely affect the rights of any Holder.

            15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

            16. Defaults and Remedies. An event of default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Notes; default by the Company or any Subsidiary Guarantor in payment of principal of or premium, if any, on the Notes; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment when due and payable; failure to pay at maturity or defaults resulting in acceleration prior to maturity of certain other Indebtedness; failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Company or Subsidiaries; a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity and security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

            17. Trustee Dealings with Company and Subsidiary Guarantors. The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

            18. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee, shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee, under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            19. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

            20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention: Treasurer.

                                    GUARANTEE

            The Subsidiary Guarantors (as defined in the Indenture), jointly and severally, have unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and all other amounts due and payable under the Indenture and the Notes by the Company, whether at maturity, acceleration, redemption, repurchase or otherwise, including, without limitation, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful.

            The obligations of the Subsidiary Guarantors pursuant to the Guarantee are subject to the terms and limitations set forth in Article XII of the Indenture, and reference is made thereto for the precise terms of the Guarantee.

            In Witness Whereof, the Subsidiary Guarantors have caused this Guarantee to be signed manually or by facsimile by its duly authorized officers.

                                     SUBSIDIARY GUARANTORS

                                     Giant Industries Arizona, Inc.,
                                        an Arizona corporation



Attest:                              By:
       ------------------------         --------------------------------------
                                       Name:
                                       Title:


                                     Ciniza Production Company,
                                        a New Mexico corporation



Attest:                              By:
       ------------------------         --------------------------------------
                                       Name:
                                       Title:


                                     Giant Stop-N-Go of New Mexico, Inc.,
                                        a New Mexico corporation



Attest:                              By:
       ------------------------         --------------------------------------
                                       Name:
                                       Title:


                                     Giant Four Corners, Inc.,
                                        an Arizona corporation



Attest:                              By:
       ------------------------         --------------------------------------
                                       Name:
                                       Title:


                                     Phoenix Fuel Co., Inc.,
                                        an Arizona corporation



Attest:                                By:
       ------------------------           ------------------------------------
                                       Name:
                                       Title:

                                     San Juan Refining Company,
                                        a New Mexico corporation



Attest:                                By:
       ------------------------           ------------------------------------
                                       Name:
                                       Title:


                                     Giant Mid-Continent, Inc.,
                                        an Arizona corporation



Attest:                                By:
       ------------------------           ------------------------------------
                                       Name:
                                       Title:


                                     Giant Pipeline Company,
                                        a New Mexico corporation



Attest:                                By:
       -----------------------              ----------------------------------
                                         Name:
                                         Title:


                                     Giant Yorktown, Inc.,
                                        a Delaware corporation



Attest:                                By:
       -----------------------              ----------------------------------
                                         Name:
                                         Title:



                                     Giant Yorktown Holding Company,
                                        a Delaware corporation



Attest:                                By:
       -----------------------              ----------------------------------
                                         Name:
                                         Title:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
              (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint                                    as agent to transfer
                        ----------------------------------
this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Your Signature:
               ---------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Your Name:
          --------------------------------------------------------------------

Date:
     ------------------------------------------

Signature Guarantee:
                    ----------------------------------------------------------

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.15 of the Indenture, check the box: [ ]

            If you want to have only part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.15 of the Indenture, state the amount (in integral multiples of $1,000):

$
 ----------------------

Date:                                    Signature:
     -----------------------------------           -----------------------------
                                                    (Sign exactly as your name
                                                     appears on the other side
                                                           of this Note)

Name:
     -------------------------------------------------------------------------

Signature Guarantee:
                    ----------------------------------------------------------

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

DATE OF EXCHANGE   AMOUNT OF       AMOUNT OF      PRINCIPAL       SIGNATURE OF
                   DECREASE IN     INCREASE IN    AMOUNT OF THIS  AUTHORIZED
                   PRINCIPAL       PRINCIPAL      GLOBAL NOTE     SIGNATORY OF
                   AMOUNT OF THIS  AMOUNT OF      FOLLOWING SUCH  TRUSTEE OR
                   GLOBAL NOTE     THIS GLOBAL    DECREASE OR     NOTES
                                   NOTE           INCREASE        CUSTODIAN